TECHNOLOGY TRANSFER AND DISTRIBUTION AGREEMENT

                                 by and between

                             BEI TECHNOLOGIES, INC.,
                             a Delaware corporation

                                       and

                                 OPTICNET, INC.,
                             a Delaware corporation

                                 October 6, 2000


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
                                                    TABLE OF CONTENTS
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                                                                                                               PAGE

ARTICLE 1         DEFINITIONS.....................................................................................1

         1.1      General.........................................................................................1

         1.2      References; Interpretation......................................................................2

ARTICLE 2         TECHNOLOGY CONTRIBUTION AND DISTRIBUTION........................................................3

         2.1      Technology Contribution and Transfer of Assets; Contribution of OpticNet Shares; Other
                  Transactions....................................................................................3

                           (a)      Technology Contribution and Transfer of Assets................................3

                           (b)      Issuance of Shares to Technologies............................................3

                           (c)      Execution of Ancillary Agreements.............................................3

                           (d)      Transfer Of Agreements........................................................3

                           (e)      Consents......................................................................4

                           (f)      Delivery Of Shares To Agent...................................................4

                           (g)      No Fractional Shares..........................................................4

                           (h)      Other Transactions............................................................4

         2.2      Further Assurances..............................................................................4

         2.3      No Representations Or Warranties................................................................5

         2.4      Transfers Not Effected Prior To Effective Time; Transfers Deemed Effective As Of
                  Effective Time..................................................................................5

ARTICLE 3         ACCESS TO INFORMATION...........................................................................6

         3.1      Provision Of Corporate Records..................................................................6

         3.2      Access To Information...........................................................................6

         3.3      Reimbursement; Other Matters....................................................................6

         3.4      Confidentiality.................................................................................6

ARTICLE 4         DISPUTE RESOLUTION..............................................................................7

ARTICLE 5         INSURANCE.......................................................................................8

         5.1      Coverage........................................................................................8

         5.2      Administration..................................................................................8

         5.3      Insurance Proceeds..............................................................................9

         5.4      Agreement For Waiver Of Conflict And Shared Defense.............................................9

         5.5      Cooperation.....................................................................................9


                                                           1.

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                                                    TABLE OF CONTENTS
                                                       (CONTINUED)
                                                                                                               PAGE


ARTICLE 6         EMPLOYEE OBLIGATIONS AND BENEFIT PLANS..........................................................9

         6.1      Technologies 401(k) Plan........................................................................9

         6.2      Participation by holders of Restricted Stock....................................................9

         6.3      Other Benefits.................................................................................10

         6.4      Solicitation of Employees......................................................................10

         6.5      Severance Claims...............................................................................11

ARTICLE 7         MISCELLANEOUS..................................................................................11

         7.1      Complete Agreement; Construction...............................................................11

         7.2      Ancillary Agreements...........................................................................11

         7.3      Counterparts...................................................................................11

         7.4      Survival Of Agreements.........................................................................11

         7.5      Expenses.......................................................................................11

         7.6      Notices........................................................................................11

         7.7      Waivers........................................................................................12

         7.8      Amendments.....................................................................................12

         7.9      Assignment.....................................................................................12

         7.10     Successors And Assigns.........................................................................12

         7.11     Termination....................................................................................12

         7.12     Subsidiaries...................................................................................12

         7.13     Third Party Beneficiaries......................................................................12

         7.14     Attorney Fees..................................................................................13

         7.15     Title And Readings.............................................................................13

         7.16     Exhibits And Schedules.........................................................................13

         7.17     Specific Performance...........................................................................13

         7.18     Governing Law..................................................................................13

         7.19     Consent To Jurisdiction........................................................................13

         7.20     Severability...................................................................................14

         7.21     Force Majeure..................................................................................14

                  7.21.1   Acts Constituting Force Majeure.......................................................14

                  7.21.2   Notice Requirement....................................................................14


                                                           ii.
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                 TECHNOLOGY TRANSFER AND DISTRIBUTION AGREEMENT


         The following  TECHNOLOGY TRANSFER AND DISTRIBUTION  AGREEMENT dated as of October 6, 2000,  is entered  into by and between BEI  TECHNOLOGIES,  INC., a
Delaware   corporation   ("Technologies"),   and  OPTICNET,   INC.,  a  Delaware
corporation ("OpticNet").

         WHEREAS, in exchange for the contribution of certain technology and related assets to OpticNet by Technologies as described herein (the "Technology
Contribution"),  OpticNet shall distribute to Technologies  shares of the Voting
Common Stock,  par value $0.0001 per share,  of OpticNet (the  "OpticNet  Common
Shares");

         WHEREAS,  the Board of  Directors of  Technologies  has  determined  to distribute  the OpticNet  Common Shares  received in exchange for the Technology
Contribution  to  the  holders  of  the  Common  Stock,   par  value  $0.001  of
Technologies (the "Distribution"); and

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE 1

                                   DEFINITIONS

         1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agent" shall mean ChaseMellon Shareholder Services, LLC, as transfer agent for Technologies and OpticNet.

                  "Ancillary   Agreements"   shall  mean  all  of  the   written
agreements,  instruments,  understandings,  assignments  or  other  arrangements
(other than this  Agreement)  entered into in connection  with the  transactions
contemplated  hereby,  including,   without  limitation,  (i)  the  InterCompany
Services Agreement and (ii) the License and Technical Assistance Agreement,  and
any other agreements or documents related thereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  "Commission"  shall  have the  meaning  set  forth in  section
3.2(b).

                  "Distribution" shall mean the distribution to holders of record of Technologies Common Stock as of the Distribution Record Date of the OpticNet Common Shares owned by Technologies on the basis of one (1) OpticNet
Common Share received for every two (2) shares of Technologies Common Stock held on the Record Date. The Distribution shall be deemed effective as of the Effective Time.


                                       1.


                  "Distribution Mailing Date" shall mean November 21, 2000, or such other date as may hereafter be determined by Technologies' Board of Directors as the date on or after which certificates representing the OpticNet Common Shares shall be distributed by the Agent to holders of record of Technologies Common Stock on the Distribution Record Date.

                  "Distribution Record Date" shall mean October 30, 2000, or such other date as may hereafter be determined by Technologies' Board of Directors as the record date for the Distribution.

                  "Effective Time" shall mean after the close of business on the Distribution Record Date and immediately preceding the effectiveness of the Technologies Stock Dividend.

                  "Information Statement" shall mean the Information Statement sent to the holders of shares of Technologies Common Stock in connection with the Distribution, including any amendment or supplement thereto.

                  "InterCompany Services Agreement" shall mean the InterCompany Services Agreement dated as of the date hereof between Technologies and OpticNet.

                  "License and Technical Assistance Agreement" shall mean the License and Technical Assistance Agreement dated as of the date hereof between Technologies' majority-owned subsidiary Sitek, Inc. ("SiTek") (as the "Licensor") and OpticNet (as the "Licensee").

                  "OpticNet Business" shall mean the business pertaining to the technology and related assets transferred by Technologies to OpticNet in the Technology Contribution, and as previously conducted by Technologies within its wholly-owned subsidiary SiTek, Inc. prior to the Effective Time, and such business activities acquired, developed or established by or for OpticNet, as the case may be, after the Effective Time.

                  "Restated Certificate" shall mean OpticNet's Amended and Restated Certificate of Incorporation, to be filed with the Secretary of State of the State of Delaware following the date hereof such that each share of OpticNet's Nonvoting Common Stock, Voting Common Stock and Preferred Stock issued and outstanding as of the date of this Agreement, respectively, shall be split into four (4) shares of the Nonvoting Common Stock, Voting Common Stock and Preferred Stock of OpticNet, respectively.

                  "Technology Contribution" shall have the meaning set forth in the recitals of this Agreement.

                  "Technologies   Stock  Dividend"  shall  mean  that  dividend,
payable in shares of the Common Stock of Technologies, of one fully paid and non-assessable share for each share of the Common Stock of Technologies outstanding at the close of business on October 30, 2000, or such other date as may hereafter be determined by Technologies' Board of Directors as the date on which such dividend shall be payable and shall occur immediately following the Distribution.

         1.2 REFERENCES; INTERPRETATION. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement,


                                       2.

and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE 2

                    TECHNOLOGY CONTRIBUTION AND DISTRIBUTION

         2.1 TECHNOLOGY CONTRIBUTION AND TRANSFER OF ASSETS; CONTRIBUTION OF OPTICNET SHARES; OTHER TRANSACTIONS.

                  (a) Technology Contribution and Transfer of Assets. At or prior to the Effective Time, Technologies shall transfer to OpticNet all right, title and interest in and to the assets set forth on Schedule A hereto that are to comprise the OpticNet Business, including those assets comprising the OpticNet Business in the possession of any subsidiary of Technologies.

                  (b) Issuance of Shares to Technologies. In exchange for the Technology Contribution as set forth above, at or prior to the Effective Time and following the filing of the Restated Certificate with the Secretary of State of the State of Delaware, OpticNet shall issue to Technologies an aggregate of 3,616,000 shares of OpticNet Voting Common Stock.

                  (c) Execution of Ancillary Agreements. At or prior to the Effective Time, each of Technologies and SiTek, as applicable, and OpticNet shall enter into each of the following:

                           (i)   the   InterCompany    Services   Agreement   in
substantially the form attached as Exhibit A hereto;

                           (ii) the License and Technical  Assistance  Agreement
in substantially the form attached as Exhibit B hereto; and

any and all other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby.

                  (d) Transfer Of Agreements.

                           (i)  Technologies  hereby  agrees that at or prior to
the Effective Time or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(d) and the terms of the Ancillary Agreements, it will, and it will cause its subsidiaries to, assign, transfer and convey to OpticNet all of Technologies' or such subsidiaries' respective right, title and interest in and to any and all agreements that, in Technologies' sole judgment, relate exclusively to the OpticNet Business.

                           (ii) Subject to the provisions of this Section 2.1(d)
and the terms of the Ancillary Agreements, any agreement to which both of Technologies (or one or more of its subsidiaries) and OpticNet is a party that inures, in Technologies' sole judgment, to the benefit of both the businesses conducted by Technologies and its subsidiaries and the OpticNet Business shall be assigned in part, on or prior to the Effective Time or as soon as reasonably practicable


                                       3.

thereafter, so that each of OpticNet and Technologies (or its subsidiaries) shall be entitled to the rights and benefits inuring to its business under such agreement.

                           (iii) The  assignee  of any  agreement  assigned,  in
whole or in part, hereunder, shall assume and agree to pay, perform, and fully discharge all obligations of any assignor arising under such agreement after the Effective Time or, in the case of a partial assignment under paragraph (d)(ii) above; such obligations related to the portion of the agreement assigned to such party as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

                           (iv)  Notwithstanding  anything in this  Agreement to
the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or the assignee, as applicable, until such consent is obtained. In the event an attempted assignment would be ineffective or would adversely affect the rights of any party hereto so that the assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the assignee the benefits of, and to permit the assignee to assume liabilities under, any such agreement.

                  (e) Consents. The parties hereto shall use commercially reasonable efforts to obtain required consents to assignment of agreements hereunder.

                  (f) Delivery Of Shares To Agent. At or prior to the Effective Time, Technologies shall deliver to the Agent the share certificate or certificates representing the OpticNet Common Shares issued to Technologies by OpticNet pursuant to Section 2.1(b) and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Mailing Date, such OpticNet Common Shares to the holders of record of Technologies Common Stock on the Distribution Record Date as further contemplated by, and subject to the conditions contained in, the Information Statement and this Agreement. OpticNet shall provide all share certificates that the Agent shall require in order to effect the Distribution.

                  (g) No Fractional Shares. OpticNet shall issue only whole shares of its Voting Common Stock in connection with the Distribution. Instead of a fractional share to which a Technologies stockholder would otherwise be entitled, on the Distribution Record Date, Technologies will pay to such stockholder a cash amount based on a per share value of $0.08, determined to be the value per share of OpticNet's Voting Common Stock as of the Distribution Record Date by the Board of Directors of OpticNet.

                  (h) Other Transactions. At or prior to the Effective Time, Technologies and OpticNet shall have consummated those other transactions in connection with the Distribution that are contemplated by the Information Statement and not specifically referred to in subparagraphs (a)-(g) above.

         2.2 FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the


                                       4.

Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary actions. Without limiting the foregoing, Technologies and OpticNet shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all other agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, any applicable governmental and regulatory filings and novations.

         2.3 NO REPRESENTATIONS OR WARRANTIES. Each of the parties hereto understands and agrees that, except as otherwise expressly provided, no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that all assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.2) the party to which such assets are to be transferred hereunder shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that such party's or any of the subsidiaries' title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

         2.4 TRANSFERS NOT EFFECTED PRIOR TO EFFECTIVE TIME; TRANSFERS DEEMED EFFECTIVE AS OF EFFECTIVE TIME. To the extent that any transfers contemplated by this Article 2 shall not have been consummated at or prior to the Effective Time, each of the parties hereto (and as to Technologies, its subsidiaries), shall cooperate to effect such transfers as promptly following the Effective Time as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto (and as to Technologies, its subsidiaries) shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets contemplated to be transferred pursuant to this Article 2. In the event that any such transfer of assets has not been consummated, from and after the Effective Time, the party retaining such asset shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and take such other action as may be reasonably requested by the party to whom such asset is to be transferred in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset been transferred as contemplated hereby. As and when any such asset becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Effective Time, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire pursuant to the terms of this Agreement.


                                       5.

                                   ARTICLE 3

                              ACCESS TO INFORMATION

         3.1 PROVISION OF CORPORATE RECORDS. After the Effective Time, upon the prior written request by one party for specific and identified agreements, documents, books, records or files, including, without limitation, computer and/or other software files, microfiche, tape recordings and photographs (collectively, "Records"), relating to or affecting the requesting party, the other party shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of copies of such Records in the possession of such party or, if applicable, of its subsidiaries, to the other party (or the originals thereof if the party making the request has a reasonable need for such originals), to the extent such items are not already in the possession of the requesting party.

         3.2 ACCESS TO INFORMATION.

                  (a) From and after the Effective Time, Technologies and OpticNet shall afford to the other and its authorized accountants, counsel and other designated representatives (including governmental representatives and auditors in connection with governmental claims or audits) reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and, in the case of Technologies, its subsidiaries, insofar as such access is reasonably required by the other party.

                  (b) For a period of five years following the Effective Time, each of Technologies and OpticNet shall provide to the other at the request of such party, any documents which shall be filed by such party with the Securities and Exchange Commission (the "Commission"), and in the case of Technologies, at the request of OpticNet, those filed by its subsidiaries, pursuant to the periodic and interim reporting requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

         3.3 REIMBURSEMENT; OTHER MATTERS.

                  (a) Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article 3 shall be entitled to receive from the recipient, upon the presentation of reasonably documented invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses as are reasonably incurred in providing such Records or access to information.

                  (b) The parties hereto shall comply with those document retention policies set forth in Schedule 3.3(b) hereto or established and agreed to in writing by their respective authorized officers at or prior to the Effective Time in respect of records and related matters.

         3.4 CONFIDENTIALITY. Neither Technologies nor any of subsidiaries, on the one hand, nor OpticNet, on the other hand, shall use or permit the use of (without the prior written consent of the other(s)) and shall hold, and shall cause its consultants and advisors to hold, in


                                       6.

strict confidence, all information concerning the other party or parties in its possession or custody or under its control (except to the extent that (A) such information has been in the public domain or becomes part of the public domain through no fault of such party, (B) such information has been later lawfully acquired by such party, without an obligation of confidence, from a third party legally free to disclose such information, (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits such use or disclosure of such information or (D) such information is independently developed by such party without reference to such information) to the extent such information (x) relates to the period up to the Effective Time,
(y) relates to any Ancillary Agreement or (z) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                                   ARTICLE 4

                               DISPUTE RESOLUTION

         In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or any of the Ancillary Agreements or otherwise arising out of, or in any way related to this Agreement or any of the Ancillary Agreements, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the Presidents (or their designee) of the respective parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute.

         If after such reasonable period such Presidents (or their designees) are unable to settle such Agreement Dispute (and in any event after 60 days have elapsed from the time the parties began such negotiations), such Agreement
Dispute shall be determined, at the request of either party, by arbitration before a single arbitrator conducted in San Francisco, California, before and in accordance with the then-existing Rules of Practice and Procedure of the San Francisco office of JAMS/Endispute, Inc. ("JAMS") (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. section 10 or California Code of Civil Procedure Section 1285 et seq. as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof in accordance with Section 7.19 hereof. Each party shall have the right to conduct the following discovery: one-time service of up to 25 document requests upon the other party, with receipt of


                                       7.

all responsive documents within 30 days; exchange of witness lists identifying any witnesses the party intends to call at the arbitration hearing and any other persons with material information about the dispute, including a brief description of each identified person's knowledge; the taking of depositions of any fact (non-expert) witnesses, provided that, the total time for all of each party's depositions of fact witnesses shall not exceed ten eight-hour days, including breaks; and the designation of up to two expert witnesses per party, with the right to depose the opposing party's experts, however the total time for all of each party's depositions of expert witnesses shall not exceed two eight-hour days, including breaks. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this Article 4 shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any Federal or California trial or appellate court or such other qualified person as the parties may agree to designate, provided such individual has had substantial professional experience with regard to settling commercial disputes. The arbitration hearing shall commence no later than eight months following the service of the Demand for Arbitration. The arbitrator shall make detailed findings of fact and law in writing in support of his or her decision and shall serve his or her award and findings of fact within 15 days following the later of the conclusion of the arbitration hearing or submission of the final briefs. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages and shall not reform, modify or materially change this Agreement or any of the Ancillary Agreements. In his or her award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.



                                   ARTICLE 5

                                    INSURANCE

         5.1 COVERAGE. From and after the Effective Time and through September 30, 2001 (or such earlier or later date as may be mutually agreed upon by the parties hereto), Technologies agrees to be responsible for obtaining and maintaining certain insurance coverage on behalf of OpticNet for the account of the same (the "Interim Insurance Coverage Period") and, with respect to all existing insurance policies for Technologies set forth on Schedule B hereto, shall name OpticNet as an additional insured thereunder and in such coverage amounts as detailed therein ("Insurance Coverage").

         5.2 ADMINISTRATION. During the Interim Insurance Coverage Period, Technologies shall be responsible for all claims administration with respect to any claim asserted on behalf of OpticNet which may be within the terms of the Insurance Coverage for OpticNet, including without limitation providing notice to any and all insurance carriers issuing a policy set forth on


                                       8.

Schedule B, pursuing all claims made under the insurance policies set forth on Schedule B and pursuing all of OpticNet's rights under the Insurance Coverage, including asserting any claim for breach of contract or bad faith against any insurance carrier providing a policy set forth on Schedule B, as the case may be. OpticNet hereby appoints Technologies as its agent and attorney in fact to pursue its rights under the Insurance Coverage and to otherwise perform any and all claims administration during the Interim Insurance Coverage Period.

         5.3 INSURANCE PROCEEDS. Proceeds received with respect to any claims covered under the Insurance Coverage shall be paid to OpticNet with respect to claims asserted on behalf of OpticNet and to Technologies with respect to claims asserted on behalf of Technologies.

         5.4   COOPERATION.   The  parties  hereto  agree  to  use  commercially
reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                                   ARTICLE 6

                     EMPLOYEE OBLIGATIONS AND BENEFIT PLANS

         6.1 TECHNOLOGIES 401(K) PLAN. From the Effective Time and through September 30, 2001 (or such earlier or later date as may be mutually agreed upon by the parties hereto, the "401(k) Participation Termination Date"), OpticNet employees consisting of (i) persons formerly employed by Technologies or a subsidiary thereof prior to their employment by OpticNet and (ii) persons with no former employment by Technologies or a subsidiary thereof may elect to continue to participate or initially participate, as the case may be, in the 401(k) plan of Technologies listed on Schedule C hereto (the "Technologies 401(k) Plan"), which shall become a multi-employer plan (as defined in the Code) as of, or prior to, the Effective Date for this purpose. Effective no later than the date immediately following the 401(k) Participation Termination Date, OpticNet will establish its own qualified retirement plan (the "OpticNet 401(k) Plan") for its employees. Prior service with Technologies or any of its subsidiaries shall be recognized under the OpticNet 401(k) Plan for the purpose of meeting all vesting, eligibility and other service-related requirements thereunder. Effective no later than the date immediately following the 401(k) Participation Termination Date, OpticNet employees will no longer participate in the Technologies 401(k) Plan but will become participants in the OpticNet 401(k) Plan and as soon as administratively feasible, the account balances of the OpticNet employees held in the Technologies 401(k) Plan will be transferred to the OpticNet 401(k) Plan in a trustee-to-trustee transfer (the "Transferred Assets"). OpticNet hereby agrees to assume, and shall indemnify and hold harmless Technologies from and against, any and all claims brought against Technologies or any of its subsidiaries under the OpticNet 401(k) Plan with respect to the period following the Effective Time during which OpticNet employees participated in the Technologies 401(k) Plan or with respect to the Transferred Assets.

         6.2 PARTICIPATION BY HOLDERS OF RESTRICTED STOCK. Technologies and OpticNet shall cause each holder as of the Distribution Record Date of shares of vested and unvested Common Stock of Technologies originally issued to the holder as subject to certain restrictions ("Technologies Restricted Stock"), to receive as a result of the Distribution vested and unvested shares of OpticNet Common Stock. Each holder as of the Distribution Record Date of vested and unvested shares of Technologies Restricted Stock will receive vested and


                                       9.

unvested  shares  of  OpticNet  Common  Stock  on a  proportionate  basis to the
percentage  of  vested  and  unvested,  respectively,   shares  of  Technologies
Restricted Stock held by such holder. Shares of vested and unvested OpticNet Common Stock shall be distributed such that for every two shares of vested and unvested stock of Technologies Restricted Stock the holder thereof shall receive one share of OpticNet Common Stock. Vesting of unvested shares of OpticNet Common Stock issued shall be in accordance with the vesting schedule and terms applicable to the corresponding shares of Technologies Restricted Stock held by the holder thereof; provided that employment by OpticNet shall be deemed to be employment by Technologies or any of its subsidiaries for purposes of satisfying the vesting requirements of the unvested shares of OpticNet Common Stock received.

         6.3 OTHER BENEFITS. Subject to applicable plan eligibility requirements, from the Effective Time, and through September 30, 2001 (or such earlier or later date as may be mutually agreed upon by the parties hereto, the "Benefits Participation Termination Date"), OpticNet employees consisting of (i) persons formerly employed by Technologies or a subsidiary thereof prior to their employment by OpticNet and (ii) persons with no former employment by Technologies or a subsidiary thereof may elect to continue to participate or initially participate, as the case may be, in the health, disability and other welfare benefit plans sponsored by Technologies as provided on Schedule C hereto. Effective no later than the date immediately following the Benefits Participation Termination Date, OpticNet will adopt welfare benefit plans and programs (the "OpticNet Benefit Plans") affording benefits reasonably similar to those provided under Technologies' welfare benefit plans. Effective no later than the date immediately following the Benefits Participation Termination Date, OpticNet employees will no longer participate in the Technologies welfare benefit plans and programs but will become participants in the OpticNet Benefit Plans in accordance with the terms of the OpticNet Benefit Plans. Technologies will not be responsible for and will incur no liability with respect to the OpticNet Benefit Plans. The Technologies group medical plan or plans shall provide required group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1984 ("COBRA") for qualifying events that occur prior to the time OpticNet employees no longer participate in the Technologies welfare benefit plans. OpticNet, with respect to its employees, shall provide COBRA coverage for qualifying events that occur on or after the time OpticNet employees no longer participate in the Technologies welfare benefit plans. OpticNet hereby agrees to assume, and shall indemnify and hold harmless Technologies from and against, all claims brought against Technologies or any of its subsidiaries under the OpticNet Benefit Plans, including, without limitation, any claims under COBRA for qualifying events of OpticNet's employees and dependents that occur on or after the time OpticNet employees no longer participate in the Technologies welfare benefit plans.

         6.4 Solicitation of Employees. Technologies and OpticNet acknowledge that prior to, and following the Effective Date, OpticNet may hire individuals who are, or have been, employees of Technologies or SiTek and contributors to the OpticNet Business, either prior to, or following the Effective Date. Upon employment by OpticNet of such persons, Technologies or SiTek, as applicable, will have no further responsibility or liability with respect to the employment relationship of such employees upon their termination of employment by
Technologies or SiTek, other than with respect to the final settlement of obligations with respect to such employees under the Technologies 401(k) Plan and other welfare benefit plans of Technologies, as applicable.


                                      10.

         6.5 SEVERANCE CLAIMS. OpticNet shall assume, and shall indemnify and hold Technologies harmless against, all claims and liabilities for severance, change-in-control or termination benefits arising out of or resulting from the transfer of employment of any employee of Technologies or any of its subsidiaries to OpticNet at or after the Effective Time.



                                   ARTICLE 7

                                  MISCELLANEOUS

         7.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control as to the particular subject matter of such Ancillary Agreement.

         7.2 ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

         7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more such counterparts have been signed by each of the parties and delivered to the other parties.

         7.4 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Effective Time.

         7.5 EXPENSES. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Effective Time (whether or not paid on or prior to the Effective Time) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statement and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by BEI Technologies, Inc. and thereafter allocated between Technologies and OpticNet on an equitable basis. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Effective Time.

         7.6 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:


                                      11.

                  To BEI TECHNOLOGIES, INC.:

                           One Post Street, Suite 2500
                           San Francisco, CA 94104
                           Attn: Chief Executive Officer

                  TO OPTICNET, INC.:

                           One Post Street, Suite 2500
                           San Francisco, CA 94104
                           Attn: President

         7.7 WAIVERS. The failure of either party to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         7.8 AMENDMENTS. Subject to the terms of Section 7.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         7.9 ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other and an attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         7.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         7.11 TERMINATION. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole discretion of Technologies without the approval of OpticNet or the shareholders of Technologies. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by the parties.

         7.12 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party at the time such performance is anticipated to occur in order to facilitate the Distribution.

         7.13 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.


                                      12.

         7.14 TITLE AND READINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.15 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         7.16 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such party to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agrees that its agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the other party hereto under this Agreement.

         7.17 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY IN CALIFORNIA.

         7.18 CONSENT TO JURISDICTION. This Section 7.19 shall not limit the provisions of Article 4 hereof. Each of the parties irrevocably submits to the exclusive personal jurisdiction and venue of (a) the Superior Court for the City and County of San Francisco, California and (b) the United States District Court for the Northern District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Northern District of California located in San Francisco, California or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court for the City and County of San Francisco, California. Each of the parties further agrees that service of any process, summons, notice or document by United States registered mail to such party's address set forth above shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in this Section 7.19. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court for the City and County of San Francisco, California, or (ii) the United States District Court for the Northern District of California located in San Francisco, California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         7.19 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                                      13.

         7.20 FORCE MAJEURE.

                  7.20.1 Acts Constituting Force Majeure. Neither party shall be liable to the other for a delay in its performance of this Agreement arising from causes beyond its reasonable control. Without limiting the generality of the foregoing, such events include any act of God; accident; explosion; fire; earthquake; flood; strikes; labor disputes; riots; sabotage; embargo; equipment failure; federal, state, or local legal restriction or limitation. Neither party shall be required to resolve labor disputes, but shall use commercially reasonable efforts to seek alternative sources to the extent practicable.

                  7.20.2 Notice Requirement. When circumstances occur that delay the performance of either party under this Agreement, whether or not such circumstances are excused pursuant to Section 7.21.1 above, such party shall, when it first becomes aware of such circumstances, promptly notify the other party, by facsimile or by telephone confirmed in writing within two (2) business days in the case of oral notice. Within ten (10) business days of the date when either party first becomes aware of the event which it contends is responsible for the delay, it shall supply to the other party in writing the reason(s) for and anticipated duration of such delay, the measures taken and to be taken to prevent or minimize the delay, and the timetable for the implementation of such measures.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              BEI TECHNOLOGIES, INC.


                              By:
                                  ----------------------------------------------

                              Name:
                                    --------------------------------------------

                              Title:
                                     -------------------------------------------



                              OPTICNET, INC.


                              By:
                                  ----------------------------------------------

                              Name:
                                    --------------------------------------------

                              Title:
                                     -------------------------------------------


                                      14.

                                   SCHEDULE A

                               TRANSFERRED ASSETS

                                 (see attached)

                                   SCHEDULE B

                         INSURANCE COVERAGE FOR OPTICNET

         The following insurance coverages are to be provided on behalf of OpticNet by BEI Technologies on an interim basis:

Package Policy

         o Worldwide Property - covers real and personal property against "All Risks" of direct physical loss or damage, except as specifically excluded.

         o Worldwide Electronic Errors and Omissions - covers legal liability for failure of Insured's electronic products to perform the intended function or purpose after installation and testing.

         o Domestic Legal Liability - covers legal liability to members of the public for Bodily Injury and Property Damage.

         o Automobile - covers against claims for Bodily Injury or Property Damage arising out of the use of automobiles by its employees or agents in the conduct of its business.

Foreign Package

         o Foreign Voluntary Workers' Compensation - provides for payment of U.S. or other benefits and excess repatriation costs due employees as a result of occupational death or injury occurring while employee is outside the United States.

         o Foreign Auto DIC / Excess - covers legal liability to members of the public for Bodily Injury and Property Damage caused by and arising out of any non-owned or hired automobile outside of the United States.

         o Foreign General Liability - covers legal liability to members of the public for Bodily Injury and Property Damage outside the United States.

Umbrella Liability

         o Covers legal liability to members of the public for Bodily Injury and Property Damage (including legal defense) in excess of underlying primary insurance for occurrences anywhere in the world as defined in policy form.

Cargo Policy

         o        Covers  worldwide  shipments  against  "All  Risks"  of direct
                  physical  loss,  subject  to  policy  terms,   conditions  and
                  exclusions.

Aircraft Products Liability

         o Covers legal liability for Bodily Injury or Property Damage resulting from aviation products.

Executive Protection Policy

         o Crime - covers losses due to fraudulent or dishonest acts committed by an employee whether acting alone or in collusion with others.

         o Fiduciary Liability - covers legal liability for damages (including defense) as a result of any wrongful act or alleged breach of fiduciary duty, committed by an insured trustee of the health and welfare plans, as defined by the ERISA Act of 1974.

         o          Special Contingency - responds in the event of:

                  - Ransom demand or payment for actual or alleged  kidnapping
                  - Extortion  threat to bodily harm,  to  wrongfully  abduct,or detain any employee
                  - Extortion  threat made  specifically  to (1) damage, destroy or contaminate the Insured's property; (2) disseminate, divulge or utilize proprietary information; (3) computer virus.

The  following  coverage  will be  obtained  on behalf of  OpticNet  directly by
OpticNet:

Directors & Officers Liability - covers OpticNet's directors and officers for legal liability arising from alleged wrongful acts in their capacity as directors and officers.


                                       2.

                                   SCHEDULE C

                         EMPLOYEE WELFARE BENEFIT PLANS


         Employee Welfare Benefit Plans of Technologies pursuant to which benefits shall be provided to eligible employees of OpticNet (which eligibility shall be subject to the terms of the applicable Employee Welfare Benefit Plan and also such conditions for participation by employees as may be set by the Board of Directors of OpticNet):

         o        BEI Technologies, Inc. 401(K) Plan

         o        The  Group  Life  Insurance,   Medical  and  Dental  Plan  for
                  Employees of BEI Technologies, Inc.

         o The Basic Group Life, Supplemental Group Life and Dependent Group Life Insurance Plan for Employees of BEI Technologies, Inc.

         o The Short Term Disability and Long Term Disability Plan for Employees of BEI Technologies, Inc.

         o        The Travel  Accident Plan for  Employees of BEI  Technologies,
                  Inc.

         o        BEI Technologies, Inc. Cafeteria Plan (Premium Conversion)

         o        BEI Technologies, Inc. Accidental Death and Dismemberment Plan

         o        BEI Technologies, Inc. Severance Plan

         o Any Employee Welfare Benefit Plans subject to Provisions of the Employee Retirement Income Securities Act of 1974 sponsored, maintained or administered by BEI Technologies, Inc. and its Subsidiaries as they now exist or may hereafter be constituted, acquired or formed

                                 SCHEDULE 3.3(B)

                            DOCUMENT RETENTION POLICY


I.       GENERAL GUIDELINES AFFECTING DOCUMENT RETENTION.

         Generally, the document retention policy is shaped by the following requirements and issues:

         A. LEGAL REQUIREMENTS. The comprehensive document retention policy must conform to legal requirements that affect the businesses.

         B. INDUSTRY PRACTICE. Standards and customs in the industries in which the companies do business will often determine record retention policies. These standards and customs, coupled with accrued experience within the companies, often provide a basis for decisions made concerning the relative utility of competing policies.

         C. INDIVIDUAL REQUIREMENTS. Need for access and retrieval of documents also determines the parameters of the document retention policy.

II.      PARTICULAR CATEGORIES OF DOCUMENTS AND THEIR RETENTION.

         Several categories of documents that bear special consideration are identified below. While minimum retention periods are suggested, the retention of the documents identified below and of documents not included in the identified categories should be determined primarily by the application of the general guidelines affecting document retention identified above, as well as any other pertinent factors known to the respective company.

         A. TAX RECORDS. Tax records include, but may not be limited to, documents concerning payroll, expenses, proof of deductions, business costs, accounting procedures, and other documents concerning each company's revenues. Tax records should be retained for at least six years from the date of filing the applicable return.

         B. EMPLOYMENT RECORDS/PERSONNEL RECORDS. State and federal statutes require the companies to keep certain recruitment, employment and personnel information. The companies should also keep personnel files that reflect performance reviews and any complaints brought against the company or individual employees under applicable state and federal statutes. The companies should also keep all final memoranda and correspondence reflecting performance reviews and actions taken by or against personnel in the employee's personnel file. Employment Records/Personnel Records should be retained for six years.

         C. BOARD MATERIALS. Meeting minutes should be retained in perpetuity in the companies' respective minute books. A clean copy of all Board materials should be kept for no less than three years by each company.

         D. PRESS RELEASES/PUBLIC FILINGS. The companies should retain permanent copies of all press releases and publicly filed documents under the theory that each company


                                       1.

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should have its own copy to test the  accuracy  of any  document a member of the public can theoretically produce against that company.

         With regard to Registration Statement materials or any periodic reports filed with the SEC or any government agency, a copy of the materials actually filed or publicly disseminated should be kept in a permanent file by the company.

         E. LEGAL FILES. Counsel should be consulted to determine the retention period of particular documents.

         F. MARKETING AND SALES DOCUMENTS. Each company should keep final copies of marketing and sales documents for the same period of time it keeps other corporate files --generally three years.

         An exception to the three-year policy may be sales invoices, contracts, leases, licenses and other legal documentation. These documents should be kept for at least three (3) years beyond the life of the agreement.

         G. DEVELOPMENT/INTELLECTUAL PROPERTY AND TRADE SECRETS. Development documents are often subject to intellectual property protection in their final form (e.g., patents and copyrights). The documents detailing the development process are often also of value to a company and are protected as a trade secret where the company:

                  (a) derives independent economic value from the secrecy of the information; and

                  (b) the company has taken affirmative steps to keep the information confidential.

         Each company should keep all documents designated as containing trade secret information for at least the life of the trade secret.

         H. CONTRACTS. Final, execution copies of all contracts entered into by a company should be kept by that company. Each company should retain copies of the final contracts for at least three (3) years beyond the life of the agreement, and longer in the case of publicly filed contracts.

         I.  ELECTRONIC MAIL.  Email that needs to be saved should be either:

                  (a) printed in hard copy and kept in the appropriate file; or

                  (b) downloaded to a computer file and kept electronically or on disk as a separate file.

         The retention period depends upon the subject matter of the email, as covered elsewhere in this policy.


                                       2.

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                                    EXHIBIT A

                         INTERCOMPANY SERVICES AGREEMENT

                                    EXHIBIT B

                   LICENSE AND TECHNICAL ASSISTANCE AGREEMENT